                                                                    EXHIBIT 5(b)



                             SUBADVISORY AGREEMENT


                 This SUBADVISORY AGREEMENT is dated as of October 15, 1996, as amended April 15, 1997, by and between SUNAMERICA ASSET MANAGEMENT CORP., a Delaware corporation (the "Adviser"), and DAVIS SELECTED ADVISERS, L.P., a Colorado limited partnership (the "Subadviser").


                                  WITNESSETH:

         WHEREAS, the Adviser and SunAmerica Series Trust, a Massachusetts business trust (the "Trust"), have entered into an Investment Advisory and Management Agreement dated as of September 16, 1992, (the "Advisory Agreement") pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust; and

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "Act"), as an open-end management investment company and may issue shares of beneficial interest in separately designated portfolios representing separate funds with their own investment objectives, policies and purposes; and

         WHEREAS, the Subadviser is engaged in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

         WHEREAS, the Adviser desires to retain the Subadviser to furnish investment advisory services to the investment portfolio or portfolios of the Trust listed in Schedule A hereto (the "Portfolio(s)"), and the Subadviser is willing to furnish such services;

         NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

         1. DUTIES OF THE SUBADVISER. (a) The Adviser hereby engages the services of the Subadviser in furtherance of its Investment Advisory and Management Agreement. Pursuant to this Subadvisory Agreement and subject to the oversight and review of the Adviser, the Subadviser will manage the investment and reinvestment of the assets of each Portfolio listed. The Subadviser will determine in its discretion and subject to the oversight and review of the Adviser, the securities to be purchased or sold, will provide the Adviser with records concerning its activities which the Adviser or the Trust is required to maintain, and will render regular reports to the Adviser and to officers and Trustees of the Trust concerning its discharge of the foregoing responsibilities. The Subadviser shall discharge the foregoing responsibilities subject to the control of the officers and the Trustees of the Trust and in compliance with such policies as the Trustees of the Trust may from time to time establish, and in compliance with the objectives, policies, and limitations for the Portfolio(s) set forth in the Trust's current prospectus and statement of additional information, and applicable laws and regulations. The Adviser shall inform the Subadviser of any requirements of the California Insurance Code (or other applicable insurance Code, if any) and any regulations thereunder that operate to limit or restrict the investments the Portfolio(s) may otherwise make, and to inform the Subadviser promptly of any changes in such requirements.

                 The Subadviser represents and warrants to the Adviser that each of the Portfolios set forth in Schedule A will at all times be operated and managed (1) in compliance with all applicable federal and state laws governing its operations and investments; (2) so as not to jeopardize either the treatment of the Polaris variable annuity contracts issued by Variable Separate Account (File No. 33-47473; hereinafter "Contracts") as annuity contracts for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), or the eligibility of the Contracts to qualify for sale to the public in any state where they may otherwise be sold; and (3) to minimize any taxes and/or penalties payable by the Trust or such Portfolio. Without limiting the foregoing, the Subadviser represents and warrants (1) qualification, election and maintenance of such election by each Portfolio to be treated as a "regulated investment company" under subchapter M, chapter 1 of the Code, and
(2) compliance with (a) the provisions of the Act and rules adopted thereunder;
(b) the diversification requirements specified in the Internal Revenue Service's regulations under Section 817(h) of the Code; (c) applicable state insurance laws; (d) applicable federal and state securities, commodities and banking laws; and (e) the distribution requirements necessary to avoid payment of any excise tax pursuant to Section 4982 of the Code. The Subadviser further represents and warrants that to the extent that any statements or omissions made in any Registration Statement for the Contracts or shares of the Trust, or any amendment or supplement thereto, are made in reliance upon and in conformity with information furnished by the Subadviser expressly for use therein, such Registration Statement and any amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Securities Act of 1933 and the rules and regulations of the Commission thereunder (the "1933 Act") and the Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                 The Subadviser accepts such employment and agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement.

                 (b) In performing its investment advisory services, Subadviser, while remaining ultimately responsible for management of the portion of the assets of the Portfolio allocated to it, may delegate any of its responsibilities to one of its affiliates, including Davis Selected Advisers - NY, Inc., its New York affiliate.

         2. PORTFOLIO TRANSACTIONS. The Subadviser is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities and is directed to use its best efforts to obtain the best price and execution. In selecting such broker or dealers, the Subadviser shall consider all relevant factors, including price (including the applicable brokerage commission or dealer spread), the size of the order, the nature of the market for the security or other investment, the timing of the transaction, the reputation, experience and financial stability of the broker or dealer involved, the quality of the service, the difficulty of execution, the execution capabilities and operations facilities of the firm involved, and the firm's risk in positioning a block of securities. Subject to such policies as the Trustees may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended, the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of the Subadviser's having caused a Portfolio to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member of an exchange, broker or dealer viewed in terms of either that particular transaction or the Subadviser's overall responsibilities with respect to such Portfolio and to other clients as to which the Subadviser exercises investment discretion. The Subadviser will promptly communicate to the Adviser and to the officers and the Trustees of the Trust such information relating to portfolio transactions as they may reasonably request.

         3. COMPENSATION OF THE SUBADVISER. The Subadviser shall not be entitled to receive any payment from the Trust and shall look solely and exclusively to the Adviser for payment of all fees for the services rendered, facilities furnished and expenses paid by it hereunder. As full compensation for the Subadviser under this Agreement, the Adviser agrees to pay the Subadviser a fee at the annual rates set forth in Schedule A hereto with respect to each Portfolio listed thereon. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month (i.e., the applicable annual fee rate divided by 365 applied to each prior days' net assets in order to calculate the daily accrual). For purposes of calculating the Subadviser's fee, the average daily net asset value of a Portfolio shall be determined by taking an average of all determinations of such net asset value during the month. If the Subadviser shall provide its services under this Agreement for less than the whole of any month, the foregoing compensation shall be prorated.

                 The Subadviser, not the Adviser or the Trust, will pay Davis Selected Advisers - NY, Inc., or any other affiliate the services of which are utilized hereunder, all of such affiliate's reasonable direct and indirect costs associated with maintenance of an office and performance of such services.

                 To the extent required by the laws of any state in which the Trust is subject to an expense guarantee limitation, if the aggregate expenses of any Portfolio in any fiscal year exceed the specified expense limitation ratios for that year (calculated on a daily basis), as a result of which the Adviser is required to reduce or refund its advisory and management fee payable by the Portfolio, the Subadviser agrees to waive such portion of its subadvisory fee in the same proportion as the fees waived by the Adviser bear to the total advisory and management fee paid by the Portfolio. Such waiver, however, shall not exceed the full amount of the subadvisory fee for such year except as may be elected by the Subadviser in its discretion. For this purpose, aggregate expenses of a Portfolio shall include the compensation of the Adviser and all normal expenses, fees and charges, but shall exclude interest, taxes, brokerage fees on portfolio transactions, fees and expenses incurred in connection with the distribution of Trust shares, and extraordinary expenses including litigation expenses. In the event any amounts are so contributed by the Subadviser to the Adviser, the Adviser agrees to reimburse the Subadviser for any expenses waived, provided that the Adviser has been reimbursed by the Trust.

         4. REPORTS. The Adviser and the Subadviser agree to furnish to each other, if applicable, current prospectuses, statements of additional information, proxy statements, reports of shareholders, certified copies of their financial statements, and such other information with regard to their affairs and that of the Trust as each may reasonably request.

         5. STATUS OF THE SUBADVISER. The services of the Subadviser to the Adviser and the Trust are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others so long as its services to the Trust are not impaired thereby. The Subadviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

         6. CERTAIN RECORDS. The Subadviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the Act, all records relating to the investments of the Portfolio(s) that are required to be maintained by the Trust pursuant to the requirements of Rule 31a-1 of that Act. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the Act which are prepared or maintained by the Subadviser on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust or the Adviser on request.

                 The Subadviser agrees that all accounts, books and other records maintained and preserved by it as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Trust's auditors, the Trust or any representative of the Trust, the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Trust.

         7. REFERENCE TO THE SUBADVISER. Neither the Trust nor the Adviser or any affiliate or agent thereof shall make reference to or use the name of the Subadviser or any of its affiliates in any advertising or promotional materials without the prior approval of the Subadviser, which approval shall not be unreasonably withheld.

         8. INDEMNIFICATION. The Adviser agrees to indemnify and hold harmless the Subadviser and its affiliates and each of its directors and officers and each person, if any, who controls the Subadviser within the meaning of Section 15 of the 1933 Act against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses), to which the Subadviser or its affiliates or such directors, officers or controlling person may become subject under the 1933 Act, under any other statute, at common law or otherwise, which may be based upon any wrongful act or breach of this Agreement by the Adviser; provided, however, that in no case is the Adviser's indemnity in favor of any person deemed to protect such person against any liability to which such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reasons of his, her or its reckless disregard of obligations and duties under this Agreement.

                 The Subadviser agrees to indemnify and hold harmless the Adviser and its affiliates and each of its directors and officers and each person, if any, who controls the

Adviser within the meaning of Section 15 of the 1933 Act against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses), to which the Adviser or its affiliates or such directors, officers or controlling person may become subject under the 1933 Act, under other statutes, at common law or otherwise, which may be based upon (i) any wrongful act or breach of this Agreement by the Subadviser, or (ii) any failure by the Subadviser to comply with the representations and warranties set forth in
Section 1 of this Agreement; provided, however, that in no case is the Subadviser's indemnity in favor of any person deemed to protect such other persons against any liability to which such person would otherwise be subject by reasons of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of obligation and duties under this Agreement.

         9. TERM OF THE AGREEMENT. This Agreement shall continue in full force and effect with respect to each Portfolio until the earlier of (a) two years from the date this Agreement is approved by the Trustees, or (b) the first meeting of the shareholders of the Portfolio of the Trust after the date hereof. If approved at such meeting by the affirmative vote of a majority of the outstanding voting securities (as defined in the Act), of the Portfolio with respect to such Portfolio, voting separately from any other series of the Trust, this Agreement shall continue in full force and effect with respect to such Portfolio from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Portfolio voting separately from any other series of the Trust, provided, however, that if the shareholders fail to approve the Agreement as provided herein, the Subadviser may continue to serve hereunder in the manner and to the extent permitted by the Act and rules thereunder. The foregoing requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the Act and the rules and regulations thereunder.

                 With respect to each Portfolio, this Agreement may be terminated at any time, without payment of penalty by the Portfolio or the Trust, by vote of a majority of the Trustees, or by vote of a majority of the outstanding voting securities (as defined in the Act) of the Portfolio, voting separately from any other series of the Trust, or by the Adviser, on not less than 30 nor more than 60 days' written notice to the Subadviser. With respect to each Portfolio, this Agreement may be terminated by the Subadviser at any time, without the payment of any penalty, on 90 days' written notice to the Adviser and the Trust; provided, however, that this Agreement may not be terminated by the Subadviser unless another subadvisory agreement has been approved by the Trust in accordance with the Act, or after six months' written notice, whichever is earlier. The termination of this Agreement with respect to any Portfolio or the addition of any Portfolio to Schedule A hereto (in the manner required by the Act) shall not affect the continued effectiveness of this Agreement with respect to each other Portfolio subject hereto. This Agreement shall automatically terminate in the event of its assignment (as defined by the Act).

                 This Agreement will also terminate in the event that the Advisory Agreement by and between the Trust and the Adviser is terminated.

         10. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         11. AMENDMENTS. This Agreement may be amended by mutual consent in writing, but the consent of the Trust must be obtained in conformity the requirements of the Act.

         12. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control.

         13. PERSONAL LIABILITY. The Declaration of the Trust establishing the Trust (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, and, in accordance with that Declaration, no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust, but the "Trust Property" only shall be liable.

         14. SEPARATE SERIES. Pursuant to the provisions of the Declaration, each portfolio is a separate series of the Trust, and all debts, liabilities, obligations and expenses of a particular portfolio shall be enforceable only against the assets of that portfolio and not against the assets of any other portfolio or of the Trust as a whole.

         15. NOTICES. All notices shall be in writing and deemed properly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

         Subadviser:              Davis Selected Advisers, L.P.
                                  124 E. Marcy Street
                                  P.O. Box 1688
                                  Santa Fe, NM 87504-1688
                                  Attention: Edward A. Leskowicz, Jr.
                                               Executive Vice President


         Adviser:                 SunAmerica Asset Management Corp.
                                  733 Third Avenue
                                  New York, New York 10017
                                  Attention: Robert M. Zakem
                                             Senior Vice President
                                               and General Counsel

         with a copy to:          SunAmerica Inc.
                                  1 SunAmerica Center
                                  Century City
                                  Los Angeles, California 90067-6022
                                  Attention: Susan L. Harris
                                             Vice President, Associate
                                               General Counsel and
                                               Secretary

         IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.


                                         SUNAMERICA ASSET MANAGEMENT CORP.



                                         By:   /s/ PETER A. HARBECK
                                             ---------------------------------
                                               Name:   Peter A. Harbeck
                                               Title:  President




                                         DAVIS SELECTED ADVISERS, L.P.



                                         By:   /s/ CARL L. LUFF
                                             ---------------------------------
                                               Name:    Carl L. Luff
                                               Title:   President

                                   SCHEDULE A



                                                              FEE
                                                      (AS PERCENTAGE OF
                                                  AVERAGE DAILY NET ASSETS OF
PORTFOLIO                                                 THE PORTFOLIO)
---------                                                 --------------
Venture Value                                       .45%  - first  $100MM
                                                    .40%  - next   $400MM
                                                    .35%  - over   $500MM


Real Estate                                         .45%  - first  $100MM
                                                    .40%  - next   $400MM
                                                    .35%  - over   $500MM





April 17, 1997

                                                                Exhibit 5(b)


                             SUBADVISORY AGREEMENT



                 This SUBADVISORY AGREEMENT is dated as of April 15, 1997 by and between SUNAMERICA ASSET MANAGEMENT CORP., a Delaware corporation (the "Adviser"), and PUTNAM INVESTMENT MANAGEMENT, INC., a Massachusetts corporation (the "Subadviser").



                                  WITNESSETH:

         WHEREAS, the Adviser and SunAmerica Series Trust, a Massachusetts business trust (the "Trust"), have entered into an Investment Advisory and Management Agreement dated as of September 16, 1992, as amended (the "Advisory Agreement"), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust; and

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "Act"), as an open-end management investment company and may issue shares of beneficial interest, no par value per share, in separately designated portfolios representing separate funds with their own investment objectives, policies and purposes; and

         WHEREAS, the Subadviser is engaged in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

         WHEREAS, the Adviser desires to retain the Subadviser to furnish investment advisory services to the investment portfolio or portfolios of the Trust listed on Schedule A attached hereto (the "Portfolio(s)"), and the Subadviser is willing to furnish such services;

         NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

         1. DUTIES OF THE SUBADVISER. The Adviser hereby engages the services of the Subadviser in furtherance of its Investment Advisory and Management Agreement with the Trust. Pursuant to this Subadvisory Agreement and subject to the oversight and review of the Adviser, the Subadviser will manage the investment and reinvestment of the assets of each Portfolio listed on Schedule A attached hereto. The Subadviser will determine in its discretion and subject to the oversight and review of the Adviser, the securities to be purchased or sold, will provide the Adviser with records concerning its activities which the Adviser or the Trust is required to maintain, and will render regular reports to the Adviser and to officers and Trustees of the Trust concerning its discharge of the foregoing responsibilities. The Subadviser shall discharge the foregoing responsibilities subject to the control of the officers and the Trustees of the Trust and in compliance with such policies as the Trustees of the Trust may from time to time establish as delivered in writing to the Subadviser, and in compliance with (a) the objectives, policies, and limitations for the Portfolio(s) set forth in the Trust's current prospectus and statement of additional information as delivered to the Subadviser, and (b) applicable laws and regulations.

                 The Subadviser agrees that it will operate and manage the Portfolio set forth in Schedule A (1) in compliance with all applicable federal and state laws governing the Subadviser's management of the Portfolio and investments; and (2) so as not to jeopardize either the treatment of the SunAmerica Series Trust variable annuity contracts
issued by Variable Separate Account   and FS Variable Separate Account (File
Nos. 33-47473 and 33-85014, respectively; hereinafter "Contracts") as annuity contracts for purposes of the Internal Revenue Code of 1986, as amended (the "Code"). Without limiting the foregoing, the Subadviser agrees to manage the Portfolio in compliance with (a) the provisions of the Act and rules adopted thereunder; (b) the diversification requirements specified in the Internal Revenue Service's regulations under Section 817(h) of the Code; (c) applicable state insurance laws; and (d) applicable federal and state securities, commodities and banking laws; provided that Adviser shall provide Subadviser with written direction as to the requirements of applicable state insurance laws and applicable federal and state banking laws. For purposes of the preceding sentence, disclosure in the Trust's prospectus and/or statement of additional information of applicable state insurance laws and regulations and applicable federal and state banking laws and regulations shall constitute "written direction" thereof. The Adviser acknowledges and agrees that the Subadviser's compliance with its obligations under this Agreement will be based, in part, on information supplied by the Adviser, or an agent thereof, as to each Portfolio, including but not limited to, portfolio security lot level realized and unrealized gain/loss allocation. The Adviser agrees that all such information will be supplied on a timely basis. The Subadviser further represents and warrants that to the extent that any statements or omissions made in any Registration Statement for the Contracts or shares of the Trust, or any amendment or supplement thereto, are made in reliance upon and in conformity with information furnished by the Subadviser expressly for use therein, such Registration Statement and any amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Securities Act of 1933 and the rules and regulations of the Commission thereunder (the "1933 Act") and the Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                 The Subadviser accepts such employment and agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement. The Subadviser shall not have any responsibility for the administrative affairs of the Portfolio, including any responsibility for the calculation of the net asset value of the Portfolio's shares or shareholder accounting services; provided, however, that the Subadviser shall, as requested from time to time by the Adviser, assist the Adviser in obtaining pricing information relating to the Portfolio's investment securities.

         2. PORTFOLIO TRANSACTIONS. The Subadviser is responsible for decisions to buy or sell securities and other investments of the assets of each Portfolio, broker-dealers and futures commission merchants' selection, and negotiation of brokerage commission and futures commission merchants' rates.
As a general matter, in executing portfolio transactions, the Subadviser may employ or deal with such broker- dealers or futures commission merchants as may, in the Subadviser's best judgement, provide prompt and reliable execution of the transactions at favorable prices and reasonable commission rates. In selecting such broker-dealers or futures commission merchants, the Subadviser shall consider all relevant factors including price (including the applicable brokerage commission, dealer spread or futures commission merchant rate), the size of the order, the nature of the market for the security or other investment, the timing of the transaction, the reputation, experience and financial stability of the broker-dealer or futures commission merchant involved, the quality of the service, the difficulty of execution, the execution capabilities and operational facilities of the firm involved, and, in the case of securities, the firm's risk in positioning a block of securities. Subject to such policies as the Trustees may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of the Subadviser's having caused a Portfolio to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member of an exchange, broker or dealer viewed in terms of either that particular transaction or the Subadviser's overall responsibilities with respect to such Portfolio and to other clients as to which the Subadviser exercises investment discretion. In accordance with
Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the Act and Rule 17e-1 thereunder, the Subadviser may engage its affiliates, the Adviser and its affiliates or any other subadviser to the Trust and its respective affiliates, as broker-dealers or futures commission merchants to effect portfolio transactions in securities and other investments for a Portfolio.
The Subadviser will promptly communicate to the Adviser and to the officers and the Trustees of the Trust such information relating to portfolio transactions as they may reasonably request. To the extent consistent with applicable law, the Subadviser may aggregate purchase or sell orders for the Portfolio with contemporaneous purchase or sell orders of other clients of the Subadviser or its affiliated persons. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser determines to be equitable and consistent with its and its affiliates' fiduciary obligations to the Portfolio and to such other clients. The Adviser hereby acknowledges that such aggregation of orders may not result in more favorable pricing or lower brokerage commissions in all instances.

         3. COMPENSATION OF THE SUBADVISER. The Subadviser shall not be entitled to receive any payment from the Trust and shall look solely and exclusively to the Adviser for payment of all fees for the services rendered, facilities furnished and expenses paid by it hereunder. As full compensation for the Subadviser under this Agreement, the Adviser agrees to pay the Subadviser a fee at the annual rates set forth in Schedule A hereto with respect to each Portfolio listed thereon. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month (i.e., the applicable annual fee rate divided by 365 applied to each prior days' net assets in order to calculate the daily accrual). For purposes of calculating the Subadviser's fee, the average daily net asset value of a Portfolio shall be determined by taking an average of all determinations of such net asset value during the month. If the Subadviser shall provide its services under this Agreement for less than the whole of any month, the foregoing compensation shall be prorated.

         4. OTHER SERVICES. At the request of the Trust or the Adviser, the Subadviser in its discretion may make available to the Trust, office facilities, equipment, personnel and other services. Such office facilities, equipment, personnel and services shall be provided for or rendered by the Subadviser and billed to the Trust or the Adviser at the Subadviser's cost.

         5. REPORTS. The Trust, the Adviser and the Subadviser agree to furnish to each other, if applicable, current prospectuses, statements of additional information, proxy statements, reports of shareholders, certified copies of their financial statements, and such other information with regard to their affairs and that of the Trust as each may reasonably request.

         6. STATUS OF THE SUBADVISER. The services of the Subadviser to the Adviser and the Trust are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others so long as its services to the Trust are not impaired thereby. The Subadviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

         7. CERTAIN RECORDS. While the Subadviser is not being engaged to serve as the Trust's official record keeper, the Subadviser nevertheless hereby undertakes and agrees to maintain, in the form and for the period required by
Section 204 of the Advisers Act and Rule 204- 2 thereunder, all records relating to the investments of the Portfolio(s) that are required to be maintained by the Subadviser pursuant to the requirements of Rule 204-2 under the Advisers Act. The Subadviser will also, in connection with the purchase and sale of securities for each Portfolio, arrange for the transmission to the custodian for the Trust on a daily basis, such confirmation, trade tickets, and other documents and information, that identify securities to be purchased or sold on behalf of the Portfolio, as may be reasonably necessary to enable the custodian to perform its administrative and recordkeeping responsibilities with respect to the Portfolio.

                 The Subadviser agrees that all accounts, books and other records maintained and preserved by it as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Trust's auditors, the Trust or any representative of the Trust, the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Trust.

         8. REFERENCE TO THE SUBADVISER. The Adviser covenants as follows:

                 (a) The Adviser will (and will cause its affiliates (including the Trust) (each an "Affiliate") to) use the name "Putnam Investment Management", "Putnam Investments", "Putnam" or any derivation thereof only for so long as this Agreement remains in effect. At such times as this Agreement is no longer in effect, the Adviser will, and will cause each Affiliate to, cease using any such name or any other name indicating that any Portfolio is advised by or otherwise connected to the Subadviser.

                 (b) It will not, and will cause its Affiliates to not, refer to the Subadviser or any Affiliate in any sales literature or promotional material except with the prior approval of the Subadviser. In the case of materials, such as the portfolio's prospectus, required by law to be prepared, such approval shall not be unreasonably withheld.

                 (c) It will permit the Portfolios to be used as a funding vehicle only for insurance contracts issued by SunAmerica Inc. or any of its affiliates.

                 (d) It will not (and will cause it Affiliates to not) engage in marketing programs (written or otherwise) directed toward Putnam Capital Manager Annuity Contract ("PCM") which directly solicit transfers from PCM to the Adviser's products or those of its Affiliates. For purposes of the foregoing, general marketing efforts by SunAmerica Inc. and its affiliates shall not constitute a direct solicitation of PCM contract holders. The Adviser will not (and will cause its Affiliates to not) create or use marketing materials which provide direct comparisons between PCM and the Adviser's products or those of any of its Affiliates. The Adviser, in connection with any exchange program, will not (and will cause its Affiliates to not) reimburse voluntarily, or enter into any contract or policy after the date hereof providing for the reimbursement of, any deferred sales charges to encourage the transfer of assets from PCM to the Adviser's products or those of any Affiliate. For purposes hereof, the term "Affiliate" shall not be construed to include agents of SunAmerica Inc. or affiliates thereof, who are not employees of such entities.

         9. LIABILITY OF THE SUBADVISER. (a) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties ("disabling conduct") hereunder on the part of the Subadviser (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) the Subadviser shall not be subject to liability to the Trust, any shareholder of the Trust or the Adviser for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates. Except for such disabling conduct, the Adviser shall indemnify the Subadviser (and its officers, directors, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) (collectively, the "Indemnified Parties") from any liability arising from the Subadviser's conduct under this Agreement.

                 (b) The Subadviser agrees to indemnify and hold harmless the Adviser and its affiliates and each of its directors and officers and each person, if any, who controls the Adviser within the meaning of Section 15 of the 1933 Act against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Adviser or its affiliates or such directors, officers or controlling persons may become subject under the 1933 Act, under other statutes, at common law or otherwise, which may be based upon (i) any wrongful act or material breach of this Agreement by the Subadviser resulting from Subadviser's disabling conduct, or (ii) any untrue statement of a material fact in the Trust's registration statement or omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if such statement or omission was made in reliance on information furnished by the Subadviser to use in such registration statement, provided, however, that in no case is the Subadviser's indemnity in favor of any person deemed to protect such other persons against any liability to which such person would otherwise be subject by reasons of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of obligation and duties under this Agreement.

         10. PERMISSIBLE INTERESTS. Trustees and agents of the Trust are or may be interested in the Subadviser (or any successor thereof) as directors, partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Subadviser are or may be interested in the Trust as trustees, or otherwise; and the Subadviser (or any successor) is or may be interested in the Trust in some manner.

         11. TERM OF THE AGREEMENT. This Agreement shall continue in full force and effect with respect to each Portfolio until the earlier of (a) two years from the date this Agreement is approved by the Trustees, or (b) the first meeting of the shareholders of the Portfolio of the Trust after the date hereof. If approved at such meeting by the affirmative vote of a majority of the outstanding voting securities (as defined in the Act), of the Portfolio with respect to such Portfolio, voting separately from any other series of the Trust, this Agreement shall continue in full force and effect with respect to such Portfolio from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Portfolio voting separately from any other series of the Trust, provided, however, that if the shareholders fail to approve the Agreement as provided herein, the Subadviser may continue to serve hereunder in the manner and to the extent permitted by the Act and rules thereunder. The foregoing requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the Act and the rules and regulations thereunder.

                 With respect to each Portfolio, this Agreement may be terminated at any time, without payment of a penalty by the Portfolio or the Trust, by vote of a majority of the Trustees, or by vote of a majority of the outstanding voting securities (as defined in the Act) of the Portfolio, voting separately from any other series of the Trust, or by the Adviser, on not less than 30 nor more than 60 days' written notice to the Subadviser. With respect to each Portfolio, this Agreement may be terminated by the Subadviser at any time, without the payment of any penalty, on 60 days' written notice to the Adviser and the Trust. The termination of this Agreement with respect to any Portfolio or the addition of any Portfolio to Schedule A hereto (in the manner required by the Act) shall not affect the continued effectiveness of this Agreement with respect to each other Portfolio subject hereto. This Agreement shall automatically terminate in the event of its assignment (as defined by the Act).

                 This Agreement will also terminate in the event that the Advisory Agreement by and between the Trust and the Adviser is terminated.

         12. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         13. AMENDMENTS. This Agreement may be amended by mutual consent in writing, but the consent of the Trust must be obtained in conformity with the requirements of the Act.

         14. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control.

         15. PERSONAL LIABILITY. The Declaration of the Trust establishing the Trust (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, and, in accordance with that Declaration, no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust, but the "Trust Property" only shall be liable.

         16. SEPARATE SERIES. Pursuant to the provisions of the Declaration, each Portfolio is a separate series of the Trust, and all debts, liabilities, obligations and expenses of a particular Portfolio shall be enforceable only against the assets of that Portfolio and not against the assets of any other Portfolio or of the Trust as a whole.

         17. NOTICES. All notices shall be in writing and deemed properly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

                 Subadviser:             Putnam Investment Management, Inc.
                                         One Post Office Square
                                         Boston, MA  02109
                                         Attn:  General Counsel

                 Adviser:                SunAmerica Asset Management Corp.
                                         The SunAmerica Center
                                         733 Third Avenue, Third Floor
                                         New York, NY 10017
                                         Attention:  Robert M. Zakem
                                                     Senior Vice President and
                                                     General Counsel

                 with a copy to:         SunAmerica Inc.
                                         1 SunAmerica Center
                                         Century City
                                         Los Angeles, CA 90067-6022
                                         Attention:  Susan L. Harris
                                                     Senior Vice President,
                                                     General Counsel - Corporate
                                                     Affairs and Secretary

         IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.


                                      SUNAMERICA ASSET MANAGEMENT CORP.



                                      By:  /s/ Peter A. Harbeck
                                          ------------------------------------
                                           Name:   Peter A. Harbeck
                                           Title:  President



                                      PUTNAM INVESTMENT MANAGEMENT, INC.




                                      By:  /s/ GORDON H. SILVER
                                          ------------------------------------
                                           Name: Gordon H. Silver
                                           Title: Senior Managing Director

                                   SCHEDULE A





                                                               FEE
                                                        (AS PERCENTAGE OF
                                                   AVERAGE DAILY NET ASSETS OF
PORTFOLIO(S)                                             THE PORTFOLIO)
------------                                       ---------------------------
Putnam Growth                                       .50%  on the first  $150MM
                                                    .45%  on the next   $150MM
                                                    .35%  over          $300MM


International Growth and Income                     .65%  on the first  $150MM
                                                    .55%  on the next   $150MM
                                                    .45%  over          $300MM


Emerging Markets                                   1.00%  on the first  $150MM
                                                    .95%  on the next   $150MM
                                                    .85%  over          $300MM





April 17, 1997